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                                  EXHIBIT 10.9

                 AGREEMENT BETWEEN THE COMPANY AND DIANA K. WONG

We are pleased to offer you the position of Vice President Human Resources, for Data Dimensions, Inc. You will be located in Bellevue and will report directly to me. It is hoped that you will commence your employment on Monday, November 23, 1998, or earlier, if practicable.

Your compensation package will consist of:

o    Monthly salary of $12,916.67 (annual $155,000), paid bi-weekly as earned.

o You will participate in the executive bonus plan for FY 1999. One of your initial duties will be to design and implement this plan.

o Options to purchase 25,000 shares of Data Dimensions, Inc., common stock subject to the approval of the Board of Directors. The exercise price of the options will be based on the market close on the day you begin employment with Data Dimensions, Inc. The options will vest in quarters (25%), annually, on the anniversary date of your employment. Additional stock options will be reviewed during the Board of Directors meeting of November 5, 1998.

o In the event your employment is terminated for other than cause, your salary, benefits and stock options will be extended for six months. In the event there is a change in Company ownership, your salary and benefits will be extended for six months and your stock options will be completely vested.

     Company standard vacation, group medical and other benefits, as outlined in the Employee Handbook (enclosed).

There are other details to be discussed at your convenience.

Please indicate your acceptance by signing below and returning a copy to me.

Diana, we look forward to working with you as we continue to make Data Dimensions a success.


Sincerely,

DATA DIMENSIONS, INC.


/s/  LARRY W. MARTIN
--------------------
Larry W. Martin
President and CEO


Acceptance Signature

/S/  DIANA K. WONG                              October 26, 1998
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Diana K. Wong                                   Date